                                                                   Exhibit 3.b.1

                                     BYLAWS
                                       OF
                             CONEXANT SYSTEMS, INC.
                        (as amended and effective 5/7/04)

                                   ARTICLE I.
                                    OFFICES

            SECTION 1. REGISTERED OFFICE IN DELAWARE; RESIDENT AGENT. The address of the Corporation's registered office in the State of Delaware and the name and address of its resident agent in charge thereof are as filed with the Secretary of State of the State of Delaware.

            SECTION 2. OTHER OFFICES. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

                                  ARTICLE II.
                             MEETINGS OF SHAREOWNERS

            SECTION 1. PLACE OF MEETINGS. All meetings of the shareowners of the Corporation shall be held at such place, within or without the State of Delaware, as may from time to time be designated by resolution passed by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meetings shall not be held at any place, but may instead be held solely by means of remote communication.

            SECTION 2. ANNUAL MEETING. An annual meeting of the shareowners for the election of directors and for the transaction of such other proper business, notice of which was given in the notice of meeting, shall be held on a date and at a time as may from time to time be designated by resolution passed by the Board of Directors.

            SECTION 3. SPECIAL MEETINGS. A special meeting of the shareowners for any purpose or purposes shall be called only by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board.

            SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of the shareowners, whether annual or special, shall be mailed, postage prepaid, or sent by electronic transmission, not less than ten nor more than sixty days before the date of the meeting, to each shareowner entitled to vote at such meeting, at the shareowner's address as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting, the means of remote communications, if any, by which shareowners and proxy holders may be deemed to be present in person or by proxy and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any adjourned meeting of the shareowners shall not be required to be given, except when expressly required by law.

            SECTION 5. LIST OF SHAREOWNERS. The Secretary shall, from information obtained from the transfer agent, prepare and make, at least ten days before every meeting of shareowners, a complete list of the shareowners entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareowner and the number of shares registered in the name of each shareowner. Such list shall be open to the examination of any shareowner, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting: (A) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (B) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareowners of the Corporation. If the meeting is to be held at a specified place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareowner who is present. If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination of any shareowner during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the shareowners entitled to examine the stock ledger, the list referred to in this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareowners.

            SECTION 6. QUORUM. At each meeting of the shareowners, the holders of a majority of the issued and outstanding stock of the Corporation present either in person or by proxy shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Certificate of Incorporation or by these bylaws for a specified action. Except as otherwise provided by law, in the absence of a quorum, a majority in interest of the shareowners of the Corporation present in person or by proxy and entitled to vote shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until shareowners holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at a meeting as originally called, and only those shareowners entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment or adjournments thereof. The absence from any meeting of the number of shareowners required by law or by the Certificate of Incorporation or by these bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shareowners required in respect of such other matter or matters shall be present.

            SECTION 7. ORGANIZATION. At every meeting of the shareowners the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer, or, in his or her absence, a director or an officer of the Corporation designated by the Board, shall act as Chairman of the meeting. The Secretary, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary at all meetings of the shareowners. In the absence from any such meeting of the Secretary and the Assistant Secretaries, the Chairman may appoint any person to act as Secretary of the meeting.

            SECTION 8. NOTICE OF SHAREOWNER BUSINESS AND NOMINATIONS.

            (A) Annual Meetings of Shareowners.

                  (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareowners may be made at an annual meeting of shareowners (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareowner of the Corporation who was a shareowner of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

                  (2) For nominations or other business to be properly brought before an annual meeting by a shareowner pursuant to clause (c) of paragraph
(A)(1) of this bylaw, the shareowner must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareowner action. To be timely, a shareowner's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the case of the annual meeting to be held in 2000 or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareowner to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareowner's notice as described above. Such shareowner's notice shall set forth (a) as to each person whom the shareowner proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareowner proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareowner and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareowner giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareowner, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareowner and such beneficial owner.

            Notwithstanding anything in the second sentence of paragraph (A)(2) of this bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareowner's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

            (B) Special Meetings of Shareowners. Only such business shall be conducted at a special meeting of shareowners as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareowners at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareowner of the Corporation who is a shareowner of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. In the event the Corporation calls a special meeting of shareowners for the purpose of electing one or more directors to the Board of Directors, any such shareowner who shall be entitled to vote at the meeting may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareowner's notice required by paragraph (A)(2) of this bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareowner's notice as described above.

            (C) General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareowners as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this bylaw, a shareowner shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights
(i) of shareowners to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

            SECTION 9. BUSINESS AND ORDER OF BUSINESS. At each meeting of the shareowners such business may be transacted as may properly be brought before such meeting, except as otherwise provided by law or in these bylaws. The order of business at all meetings of the shareowners shall be as determined by the Chairman of the meeting, unless otherwise determined by a majority in interest of the shareowners present in person or by proxy at such meeting and entitled to vote thereat.

            SECTION 10. VOTING. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, each shareowner shall at every meeting of the shareowners be entitled to one vote for each share of stock held by such shareowner. Any vote on stock may be given by the shareowner entitled thereto in person or by proxy appointed by an instrument in writing, subscribed (or transmitted by electronic means and authenticated as provided by law) by such shareowner or by the shareowner's attorney thereunto authorized, and delivered to the Secretary; provided, however, that no proxy shall be voted after three years from its date unless the proxy provides for a longer period. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the shareowners, all matters shall be decided upon by the vote (which need not be by ballot) of a majority in interest of the shareowners present in person or by proxy and entitled to vote on the subject matter, a quorum being present.

            SECTION 11. PARTICIPATING AT MEETINGS HELD BY REMOTE COMMUNICATION. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareowners and proxy holders not physically present at a meeting of shareowners may, by means of remote communication: (A) participate in a meeting of shareowners; and
(B) be deemed present in person and vote at a meeting of shareowners whether such meeting is to be held at a designated place or solely by means of remote communication.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

            SECTION 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors.

            SECTION 2. NUMBER, QUALIFICATIONS, AND TERM OF OFFICE. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and the provisions of Article XI, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. A director need not be a shareowner.

            The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation (as defined in the Certificate of Incorporation), shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 2000, another class shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 2001, and another class shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 2002. Members of each class shall hold office until their successors are elected and shall have qualified. At each annual meeting of the shareowners of the Corporation, commencing with the 2000 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting to hold office for a term expiring at the annual meeting of shareowners held in the third year following the year of their election.

            SECTION 3. ELECTION OF DIRECTORS; CHAIRMAN OF THE BOARD OF DIRECTORS. At each meeting of the shareowners for the election of directors, at which a quorum is present, the directors shall be elected by a plurality vote of all votes cast for the election of directors at such meeting. Subject to the provisions of Article XI, the Board of Directors shall elect from among its members one director to serve at its pleasure as Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareowners and the Board of Directors and shall enforce the observance of the rules of order for meetings of the shareowners and the Board of Directors and the bylaws of the Corporation.

            SECTION 4. QUORUM AND MANNER OF ACTING. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by law, the Certificate of Incorporation or these bylaws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be obtained. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

            SECTION 5. PLACE OF MEETINGS. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

            SECTION 6. FIRST MEETING. Promptly after each annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, at the same place as that at which the annual meeting of shareowners was held or as otherwise determined by the Board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

            SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

            SECTION 8. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation at the written request of four directors. Notice of each such meeting stating the time and place of the meeting shall be given to each director by mail, telephone, other electronic transmission or personally. If by mail, such notice shall be given not less than five days before the meeting; and if by telephone, other electronic transmission or personally, not less than two days before the meeting. A notice mailed at least two weeks before the meeting need not state the purpose thereof except as otherwise provided in these bylaws. In all other cases the notice shall state the principal purpose or purposes of the meeting. Notice of any meeting of the Board need not be given to a director, however, if waived by the director in writing before or after such meeting or if the director shall be present at the meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

            SECTION 9. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, or, in the absence of the Chairman of the Board, the Chief Executive Officer, or, in his or her absence, a director or an officer of the Corporation designated by the Board shall act as Chairman of the meeting. The Secretary, or, in the Secretary's absence, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

            SECTION 10. ORDER OF BUSINESS. At all meetings of the Board of Directors, business shall be transacted in the order determined by the Board.

            SECTION 11. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 12. COMPENSATION. Each director shall be paid such compensation, if any, as shall be fixed by the Board of Directors.

            SECTION 13. INDEMNIFICATION.

            (A) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

            (B) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

            (C) To the extent that a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) and (B), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection therewith. If any such person is not wholly successful in any such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Corporation shall indemnify such person against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved. For purposes of this subsection and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

            (D) Notwithstanding any other provision of this section, to the extent any person is a witness in, but not a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, such person shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection therewith.

            (E) Indemnification under subsections (A) and (B) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections
(A) and (B). Such determination shall be made (1) if a Change of Control (as hereinafter defined) shall not have occurred, (a) with respect to a person who is a present or former director or officer of the Corporation, (i) by the Board of Directors by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) if there are no Disinterested Directors or, even if there are Disinterested Directors, a majority of such Disinterested Directors so directs, by (x) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (y) the shareowners of the Corporation; or (b) with respect to a person who is not a present or former director or officer of the Corporation, by the chief executive officer of the Corporation or by such other officer of the Corporation as shall be designated from time to time by the Board of Directors; or (2) if a Change of Control shall have occurred, by Independent Counsel selected by the claimant in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, unless the claimant shall request that such determination be made by or at the direction of the Board of Directors (in the case of a claimant who is a present or former director or officer of the Corporation) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who is not a present or former director or officer of the Corporation), in which case it shall be made in accordance with clause (1) of this sentence. Any claimant shall be entitled to be indemnified against the expenses (including attorneys' fees) actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant's entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

            (F) If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and a director, officer, employee or agent requests pursuant to clause (2) of the second sentence in subsection (E) that the determination as to whether the claimant is entitled to indemnification be made by or at the direction of the Board of Directors (in the case of a claimant who is a present or former director or officer of the Corporation) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who is not a present or former director or officer of the Corporation), the claimant shall be conclusively presumed to have been determined pursuant to subsection (E) to be entitled to indemnification if (1) in the case of a claimant who is a present or former director or officer of the Corporation, (a)(i) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Corporation of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (x) Independent Counsel for its determination or (y) the shareowners for their determination at the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (ii) within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (b) after a resolution of the Board of Directors, timely made pursuant to clause (a)(i)(y) above, to submit the determination to the shareowners, the shareowners meeting at which the determination is to be made shall not have been held on or before the date prescribed (or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith), or (2) in the case of a claimant who is not a present or former director or officer of the Corporation, within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if an officer of the Corporation authorized to make such determination in good faith determines that additional time is required for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), an officer of the Corporation authorized to make such determination shall not have made the determination; provided, however, that this sentence shall not apply if the claimant has misstated or failed to state a material fact in connection with his or her request for indemnification. Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty-day or ninety-day period (as the case may be) referred to in clause
(1)(a)(ii) or (2) of the immediately preceding sentence or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the shareowners, on the last date within the period prescribed by law for holding such shareowners meeting (or a postponement or adjournment thereof as permitted above).

            (G) Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to a present or former director or officer of the Corporation, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred, and to a person who is not a present or former director or officer of the Corporation as authorized by the chief executive officer of the Corporation or such other officer of the Corporation as shall be designated from time to time by the Board of Directors; provided that in each case the Corporation shall have received an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section.

            (H) The Board of Directors shall establish reasonable procedures for the submission of claims for indemnification pursuant to this section, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these bylaws and shall be deemed for all purposes to be a part hereof.

            (I) For purposes of this section,

                  (1) "Change of Control" means any of the following occurring at any time after the distribution of the shares of capital stock of the Corporation to the holders of capital stock of Rockwell International Corporation (the "Distribution"):

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subparagraph (a), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, Rockwell International Corporation or any corporation controlled by the Corporation or Rockwell International Corporation or (z) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Paragraph 13(I)(1); or

                  (b) Individuals who, as of the date of the Distribution, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation's shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                  (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a "Corporate Transaction"), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
(ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation, of Rockwell International Corporation or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

                  (d) Approval by the Corporation's shareowners of a complete liquidation or dissolution of the Corporation.

                  (2) "Disinterested Director" means a director of the Corporation who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by a director, officer, employee or agent.

                  (3) "Independent Counsel" means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Corporation, the director, officer, employee or agent claiming indemnification or any other party to the action, suit or proceeding giving rise to a claim for indemnification under this section, in any matter material to the Corporation, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or such director, officer, employee or agent in an action to determine the Corporation's or such person's rights under this section.

            (J) The indemnification and advancement of expenses herein provided, or granted pursuant hereto, shall not be deemed exclusive of any other rights to which any of those indemnified or eligible for advancement of expenses may be entitled under any agreement, vote of shareowners or Disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Notwithstanding any amendment, alteration or repeal of this section or any of its provisions, or of any of the procedures established by the Board of Directors pursuant to subsection (H) hereof, any person who is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of any partnership, joint venture, employee benefit plan or other enterprise shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

            (K) No indemnification shall be payable pursuant to this section with respect to any action against the Corporation commenced by an officer, director, employee or agent unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this section or the procedures established pursuant to subsection (H) shall specifically provide for indemnification of expenses relating to the enforcement of rights under this section and such procedures.

                                   ARTICLE IV.
                                   COMMITTEES

            SECTION 1. APPOINTMENT AND POWERS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation (or in the case of a special-purpose committee, one or more directors of the Corporation), which, to the extent provided in said resolution or in these bylaws and not inconsistent with Section 141 of the Delaware General Corporation Law, as amended, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

            SECTION 2. TERM OF OFFICE AND VACANCIES. Each member of a committee shall continue in office until a director to succeed him or her shall have been elected and shall have qualified, or until he or she ceases to be a director or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Subject to the provisions of Article XI, any vacancy in a committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.

            SECTION 3. ALTERNATES. Subject to the provisions of Article XI, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

            SECTION 4. ORGANIZATION. Unless otherwise provided by the Board of Directors and subject to the provisions of Article XI, each committee shall appoint a chairman. Each committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

            SECTION 5. RESIGNATIONS. Any regular or alternate member of a committee may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 6. REMOVAL. Any regular or alternate member of a committee may be removed with or without cause at any time by resolution passed by a majority of the whole Board of Directors at any regular or special meeting.

            SECTION 7. MEETINGS. Regular meetings of each committee, of which no notice shall be necessary, shall be held on such days and at such places as the chairman of the committee shall determine or as shall be fixed by a resolution passed by a majority of all the members of such committee. Special meetings of each committee will be called by the Secretary at the request of any two members of such committee, or in such other manner as may be determined by the committee. Notice of each special meeting of a committee shall be mailed to each member thereof at least two days before the meeting or shall be given personally or by telephone or other electronic transmission at least one day before the meeting. Every such notice shall state the time and place, but need not state the purposes of the meeting. No notice of any meeting of a committee shall be required to be given to any alternate.

            SECTION 8. QUORUM AND MANNER OF ACTING. Unless otherwise provided by resolution of the Board of Directors and subject to the provisions of Article XI, a majority of a committee (including alternates when acting in lieu of regular members of such committee) shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee and the individual members shall have no power as such.

            SECTION 9. COMPENSATION. Each regular or alternate member of a committee shall be paid such compensation, if any, as shall be fixed by the Board of Directors.

                                   ARTICLE V.
                                    OFFICERS

            SECTION 1. OFFICERS. The officers of the Corporation shall be a Chief Executive Officer, who shall be chosen from the members of the Board of Directors, a President, one or more Vice Presidents (one or more of whom may be Executive Vice Presidents, Senior Vice Presidents or otherwise as may be designated by the Board), a Chief Financial Officer, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. The Board of Directors may also from time to time elect such other officers, as it deems necessary.

            SECTION 2. TERM OF OFFICE. Each officer shall hold office until his or her successor shall have been duly elected and qualified in his or her stead, or until his or her death or until he or she shall have resigned or shall have been removed in the manner hereinafter provided.

            SECTION 3. ADDITIONAL OFFICERS; AGENTS. The Chief Executive Officer may from time to time appoint and remove such additional officers and agents as may be deemed necessary. Such persons shall hold office for such period, have such authority, and perform such duties as in these bylaws provided or as the Chief Executive Officer may from time to time prescribe. The Board of Directors or the Chief Executive Officer may from time to time authorize any officer to appoint and remove agents and employees and to prescribe their powers and duties.

            SECTION 4. SALARIES. Unless otherwise provided by resolution passed by a majority of the whole Board, and subject to the requirements of any national securities exchange or automated quotation system on which the stock of the Corporation is listed, the salaries of all officers elected by the Board of Directors shall be fixed by the Board of Directors.

            SECTION 5. REMOVAL. Except where otherwise expressly provided in a contract authorized by the Board of Directors or in Article XI, any officer may be removed, either with or without cause, by the vote of a majority of the Board at any regular or special meeting or, except in the case of an officer elected by the Board, by any superior officer upon whom the power of removal may be conferred by the Board or by these bylaws.

            SECTION 6. RESIGNATIONS. Any officer elected by the Board of Directors may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary. Any other officer may resign at any time by giving written notice to the Chief Executive Officer. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 7. VACANCIES. A vacancy in any office because of death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term in the manner provided in these bylaws for regular election or appointment to such office.

            SECTION 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and overall charge of the business and affairs of the Corporation and of its officers. The Chief Executive Officer shall keep the Board of Directors appropriately informed on the business and affairs of the Corporation.

            SECTION 9. PRESIDENT. The President shall, subject to the control of the Chief Executive Officer, direct and be responsible for the operation of the business units and functions of the Corporation as and to the extent designated by the Chief Executive Officer. The President shall keep the Chief Executive Officer and the Board of Directors appropriately informed on such matters. In the case of the absence or disability of the Chief Executive Officer, the President shall perform all the duties and functions and exercise all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

            SECTION 10. EXECUTIVE AND SENIOR VICE PRESIDENTS. One or more Executive or Senior Vice Presidents shall, subject to the control of the Chief Executive Officer or the President, have lead accountability for components or functions of the Corporation as and to the extent designated by the Chief Executive Officer or the President. Each Executive or Senior Vice President shall keep the Chief Executive Officer or the President to whom he or she reports appropriately informed on the business and affairs of the designated components or functions of the Corporation.

            SECTION 11. VICE PRESIDENTS. The Vice Presidents shall perform such duties as may from time to time be assigned to them or any of them by the Chief Executive Officer or the President.

            SECTION 12. SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the shareowners, of the Board of Directors and of any committee constituted pursuant to these bylaws. The Secretary shall be custodian of the corporate seal and see that it is affixed to all documents as required and attest the same. The Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her.

            SECTION 13. ASSISTANT SECRETARIES. At the request of the Secretary, or in the Secretary's absence or disability, the Assistant Secretary designated by the Secretary shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them.

            SECTION 14. TREASURER. The Treasurer shall have charge of and be responsible for the receipt, disbursement and safekeeping of all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws. From time to time and whenever requested to do so, the Treasurer shall render statements of the condition of the finances of the Corporation to the Board of Directors. The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her.

            SECTION 15. ASSISTANT TREASURERS. At the request of the Treasurer, or in the Treasurer's absence or disability, the Assistant Treasurer designated by the Treasurer shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them.

            SECTION 16. CERTAIN AGREEMENTS. The Board of Directors shall have power to authorize or direct the proper officers of the Corporation, on behalf of the Corporation, to enter into valid and binding agreements in respect of employment, incentive or deferred compensation, stock options, and similar or related matters, notwithstanding the fact that a person with whom the Corporation so contracts may be a member of its Board of Directors. Any such agreement may validly and lawfully bind the Corporation for a term of more than one year, in accordance with its terms, notwithstanding the fact that one of the elements of any such agreement may involve the employment by the Corporation of an officer, as such, for such term.

                                   ARTICLE VI.
                                 AUTHORIZATIONS

            SECTION 1. CONTRACTS. The Board of Directors, except as in these bylaws otherwise provided, may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

            SECTION 2. LOANS. No loan shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors.

            SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined in accordance with authorization of the Board of Directors.

            SECTION 4. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by any officer or officers of the Corporation to whom such power may be delegated by the Board, and for the purpose of such deposit the officers and employees who have been authorized to do so in accordance with the determinations of the Board may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

            SECTION 5. PROXIES. Except as otherwise provided in these bylaws or in the Certificate of Incorporation, and unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer or any other officer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareowner or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.

                                  ARTICLE VII.
                            SHARES AND THEIR TRANSFER

            SECTION 1. SHARES OF STOCK. Certificates for shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, by class and series, and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation. If a share certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a share certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Board of Directors may by resolution or resolutions provide that some or all of any or all classes or series of the shares of stock of the Corporation shall be uncertificated shares. Notwithstanding the preceding sentence, every holder of uncertificated shares, upon request, shall be entitled to receive from the Corporation a certificate representing the number of shares registered in such shareowner's name on the books of the Corporation.

            SECTION 2. RECORD OWNERSHIP. A record of the name and address of each holder of the shares of the Corporation, the number of shares held by such shareowner, the number or numbers of any share certificate or certificates issued to such shareowner and the number of shares represented thereby, and the date of issuance of the shares held by such shareowner shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock (including any holder registered in a book-entry or direct registration system maintained by the Corporation or a transfer agent or a registrar designated by the Board of Directors) as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

            SECTION 3. TRANSFER OF STOCK. Shares of stock shall be transferable on the books of the Corporation by the holder of record of such stock in person or by such person's attorney or other duly constituted representative, pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. Any shares represented by a certificate shall be transferable upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed and with such guarantee of signature as the Corporation may reasonably require.

            SECTION 4. LOST, STOLEN AND DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock or may register uncertificated shares, if then authorized by the Board of Directors, in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, the issuance of such new certificate or the registration of such uncertificated shares.

            SECTION 5. TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation and concerning the registration of pledges of uncertificated shares.

            SECTION 6. FIXING RECORD DATE. For the purpose of determining the shareowners entitled to notice of or to vote at any meeting of shareowners or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed (1) the record date for determining shareowners entitled to notice of or to vote at a meeting of shareowners shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining shareowners for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareowners of record entitled to notice of or to vote at a meeting of shareowners shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            SECTION 7. EXAMINATION OF BOOKS BY SHAREOWNERS. The Board of Directors shall, subject to the laws of the State of Delaware, have power to determine from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareowners; and no shareowner shall have any right to inspect any book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the shareowners of the Corporation.

                                 ARTICLE VIII.
                                     NOTICE

            SECTION 1. MANNER OF GIVING WRITTEN NOTICE.

            (A) Any notice in writing required by law or by these bylaws to be given to any person shall be effective if delivered personally, given by depositing the same in the post office or letter box in a postpaid envelope addressed to such person at such address as appears on the books of the Corporation or given by a form of electronic transmission consented to by such person to whom the notice is to be given. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

            (B) Notice by mail shall be deemed to be given at the time when the same shall be mailed and notice by other means shall be deemed given when actually delivered (and in the case of notice transmitted by a form of electronic transmission, such notice shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the person has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the person has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the person of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the person).

            SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given to any person, a waiver thereof by such person in writing or transmitted by electronic means (and authenticated if and as required by law), whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE IX.
                                      SEAL

            The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Delaware".

                                   ARTICLE X.
                                  FISCAL YEAR

            The fiscal year of the Corporation shall end on the Friday closest to September 30 in each year.

                                  ARTICLE XI.
           SPECIAL PROVISIONS RELATING TO MERGER WITH GLOBESPANVIRATA

            The provisions of this Article XI are included in these bylaws in accordance with the provisions of the Agreement and Plan of Reorganization dated as of November 3, 2003 (the "Merger Agreement") by and among the Corporation, Concentric Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation, and GlobespanVirata, Inc., a Delaware corporation ("GlobespanVirata") and shall become effective immediately following the Effective Time (as defined in the Merger Agreement).

            SECTION 1. NUMBER, QUALIFICATIONS, AND TERM OF OFFICE OF DIRECTORS. Notwithstanding anything in these bylaws to the contrary, effective immediately following the Effective Time the number of directors of the Corporation shall be twelve, including seven directors designated prior to the Effective Time by the Corporation and five directors designated prior to the Effective Time by GlobespanVirata. If a director so designated by the Corporation (or his or her successor) (a "Conexant Director") resigns, dies or is removed during the period beginning at the Effective Time and ending on the expiration of the current term of the class of which such director is (or his or her predecessor was) a member immediately following the Effective Time (such period for each such director, the "Transition Period"), such director shall be replaced by the remaining Conexant Directors. If a director so designated by GlobespanVirata (or his or her successor) (a "GlobespanVirata Director") resigns, dies or is removed during the Transition Period, such director shall be replaced by the remaining GlobespanVirata Directors. If the remaining Conexant Directors or the remaining GlobespanVirata Directors are entitled to designate a successor for a director who resigns, dies or is removed, the remaining Conexant Directors or the remaining GlobespanVirata Directors shall also be entitled to designate a successor for such director to serve (including as chairperson, if the predecessor director so served) on any of the Audit Committee, the

Compensation and Management Development Committee and the Board Governance and Composition Committee on which such director served.

            SECTION 2. COMMITTEES OF THE BOARD OF DIRECTORS.

            (A) Notwithstanding anything in these bylaws to the contrary, effective immediately following the Effective Time the Audit Committee shall be comprised of two directors designated prior to the Effective Time by the Corporation and two directors designated prior to the Effective Time by GlobespanVirata (one of whom shall be the chairperson, provided that the directors designated by GlobespanVirata may designate another member of the committee to serve as chairperson); the Compensation and Management Development Committee shall be comprised of two directors (one of whom shall be the chairperson) designated prior to the Effective Time by the Corporation and two directors designated prior to the Effective Time by GlobespanVirata; and the Governance and Board Composition Committee shall be comprised of four directors (one of whom shall be the chairperson) designated prior to the Effective Time by the Corporation and four directors designated prior to the Effective Time by GlobespanVirata. Notwithstanding anything in these bylaws to the contrary, each of the foregoing committees shall act by a majority vote of the whole committee (and in the event of any vacancies, by a majority of the serving directors). Each member of the foregoing committees shall meet applicable independence and other requirements of any applicable laws and the applicable rules of The NASDAQ Stock Market, Inc. or any other national securities exchange or automated quotation system on which the stock of the Corporation is listed.

            (B) Notwithstanding anything in these bylaws to the contrary, for so long as the provisions of Article XI, Section 1 are effective, the provisions of
Article IV, Section 3 shall be suspended and inapplicable.

            SECTION 3. ACTIONS REQUIRING SPECIAL VOTE. Notwithstanding anything in these bylaws to the contrary, for a period of two years after the Effective Time, the affirmative vote of at least 75% of the whole Board of Directors of the Corporation (without taking into account any vacancies) shall be required
(A) to change the number of directors comprising the whole Board of Directors of the Corporation, (B) to change the number of directors comprising each of the Audit Committee, the Compensation and Management Development Committee and the Board Governance and Composition Committee, (C) to remove Dwight W. Decker, Armando Geday or F. Matthew Rhodes from their respective positions of Chairman of the Board, Chief Executive Officer and President or (D) to amend this Article XI.

                                    APPENDIX
                          PROCEDURES FOR SUBMISSION AND
                   DETERMINATION OF CLAIMS FOR INDEMNIFICATION
               PURSUANT TO ARTICLE III, SECTION 13 OF THE BYLAWS.

            SECTION 1. PURPOSE. The Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article III, Section 13 of the bylaws (the "Procedures") are to implement the provisions of Article III, Section 13 of the bylaws of the Corporation (the "bylaws") in compliance with the requirement of subsection (H) thereof.

            SECTION 2. DEFINITIONS. For purposes of these Procedures:

            (A) All terms that are defined in Article III, Section 13 of the bylaws shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein.

            (B) "Expenses" include all reasonable attorneys' fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, a Proceeding; and shall also include such retainers as counsel may reasonably require in advance of undertaking the representation of an indemnitee in a Proceeding.

            (C) "Indemnitee" includes any person who was or is, or is threatened to be made, a witness in or a party to any Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under
Article III, Section 13 of the bylaws) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise.

            (D) "Proceeding" includes any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee unless the Board of Directors shall have authorized the commencement thereof.

            SECTION 3. SUBMISSION AND DETERMINATION OF CLAIMS.

            (A) To obtain indemnification or advancement of Expenses under
Article III, Section 13 of the bylaws, an Indemnitee shall submit to the Secretary of the Corporation a written request therefor, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to permit a determination as to whether and what extent the Indemnitee is entitled to indemnification or advancement of Expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors (if the Indemnitee is a present or former director or officer of the Corporation) or the officer of the Corporation authorized to make the determination as to whether an Indemnitee is entitled to indemnification (if the Indemnitee is not a present or former director or officer of the Corporation) thereof in writing if a determination in accordance with Article III, Section 13(E) of the bylaws is required.

            (B) Upon written request by an Indemnitee for indemnification pursuant to Section 3(A) hereof, a determination with respect to the Indemnitee's entitlement thereto in the specific case, if required by the bylaws, shall be made in accordance with Article III, Section 13(E) of the bylaws, and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination, with respect to the Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.

            (C) If entitlement to indemnification is to be made by Independent Counsel pursuant to Article III, Section 13(E) of the bylaws, the Independent Counsel shall be selected as provided in this Section 3(C). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and the Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Article III, Section 13 of the bylaws, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by the Indemnitee of a written request for indemnification pursuant to Section 3(A) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under
Article III, Section 13(E) of the bylaws. The Corporation shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Article III, Section 13(E) of the bylaws, and the Corporation shall pay all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of Article III, Section 13(E) of the bylaws and this Section 3(C), regardless of the manner in which Independent Counsel was selected or appointed. Upon the delivery of its opinion pursuant to
Article III, Section 13 of the bylaws or, if earlier, the due commencement of any judicial proceeding or arbitration pursuant to Section 4(A)(3) of these Procedures, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

            (D) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification under the bylaws, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under the bylaws if the Indemnitee has submitted a request for indemnification in accordance with Section 3(A) hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

            SECTION 4. REVIEW AND ENFORCEMENT OF DETERMINATION.

            (A) In the event that (1) advancement of Expenses is not timely made pursuant to Article III, Section 13(G) of the bylaws, (2) payment of indemnification is not made pursuant to Article III, Section 13(C) or (D) of the bylaws within ten days after receipt by the Corporation of written request therefor, (3) a determination is made pursuant to Article III, Section 13(E) of the bylaws that an Indemnitee is not entitled to indemnification under the bylaws, (4) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Article III, Section 13(E) of the bylaws and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Corporation of the written request for indemnification, or (5) payment of indemnification is not made within ten days after a determination has been made pursuant to Article III, Section 13(E) of the bylaws that an Indemnitee is entitled to indemnification or within ten days after such determination is deemed to have been made pursuant to Article III,
Section 13(F) of the bylaws, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of the Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 4(A). The Corporation shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration.

            (B) In the event that a determination shall have been made pursuant to Article III, Section 13(E) of the bylaws that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, the Corporation shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

            (C) If a determination shall have been made or deemed to have been made pursuant to Article III, Section 13(E) or (F) of the bylaws that an Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (1) a misstatement or omission of a material fact in connection with the Indemnitee's request for indemnification, or (2) a prohibition of such indemnification under applicable law.

            (D) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Corporation is bound by all the provisions of these Procedures.

            (E) In the event that an Indemnitee, pursuant to this Section 4, seeks to enforce the Indemnitee's rights under, or to recover damages for breach of, Article III, Section 13 of the bylaws or these Procedures in a judicial proceeding or arbitration, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 2 of these Procedures) actually and reasonably incurred in such judicial proceeding or arbitration, but only if the Indemnitee prevails therein. If it shall be determined in such judicial proceeding or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Indemnitee in connection with such judicial proceeding or arbitration shall be appropriately prorated.

            SECTION 5. AMENDMENTS. These Procedures may be amended at any time and from time to time in the same manner as any bylaw of the Corporation in accordance with the Certificate of Incorporation; provided, however, that notwithstanding any amendment, alteration or repeal of these Procedures or any provision hereof, any Indemnitee shall be entitled to utilize these Procedures with respect to any claim for indemnification arising out of any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.